PROMISSORY NOTE

Effective Date: November 1, 2018

For Value received the undersigned Crossroads Petroleum LLC (“Maker”) of 28535 Nelson Rd, San Benito, TX 78586, promises to pay Petrolia Energy Corporation (“Holder”), 710 N Post Oak Rd, Suite 512, Houston, TX 77024, or order, the sum of Two Hundred Forty Thousand and Zero Cents ($240,000.00) for the purchase of Noack Farms, Minerva lease in Milam County, Texas.

This note shall be due on the following schedule:

●	One Hundred Twenty Five Thousand ($125,000.00) on or before December 1, 2018
●	One Hundred Fifteen Thousand ($115,000.00) on or before December 31, 2018

This note may be prepaid at any time or from time to time in whole or in part without penalty, premium, or permission.

Should the Maker default in payment of any principal, and/or profit, when due, Maker shall be obligated to pay such costs, fees, expenses, including attorney’s fees, which may be incurred by Holder, or any such Holder hereof, in connection with any and all enforcement proceeding. In the event of default hereunder, Holder shall have the right to offset against any obligation payable to Maker under Maker’s any other contracts with Holder, such amounts as are necessary to extinguish this Note as soon as possible after Maker’s default.

By:
CROSSROADS PETROLEUM LLC (“Maker”)

By:
PETROLIA ENERGY CORPORATION (“Holder”)